Exhibit 21

Subsidiary Name	Jurisdiction of Incorporation

Ameriprise Advisor Capital, LLC	DE
Ameriprise National Trust Bank	Federal
Ameriprise Capital Trust I	DE
Ameriprise Capital Trust II	DE
Ameriprise Capital Trust III	DE
Ameriprise Capital Trust IV	DE
Ameriprise Captive Insurance Company	VT
Ameriprise Certificate Company	DE
Investors Syndicate Development Corporation	NV
Ameriprise Holdings, Inc.	DE
201 Eleventh Street South, LLC	MN
Ameriprise India Private Limited	India
Ameriprise India Insurance Brokers Services Private Limited	India
Ameriprise Trust Company	MN
AMPF Holding Corporation	MI
American Enterprise Investment Services Inc.	MN
Ameriprise Financial Services, Inc.	DE
AMPF Property Corporation	MI
AMPF Realty Corporation	MI
Columbia Management Investment Advisers, LLC	MN
Advisory Capital Strategies Group Inc.	MN
Columbia Wanger Asset Management, LLC	DE
GA Legacy, LLC	DE
J.& W. Seligman & Co. Incorporated	DE
Columbia Management Investment Distributors, Inc.	NY
Columbia Research Partners LLC	DE
Seligman Focus Partners LLC	DE
Seligman Global Technology Partners LLC	DE
Seligman Health Partners LLC	DE
Seligman Health Plus Partners LLC	DE
Seligman Partners LLC	DE
RiverSource CDO Seed Investment, LLC	MN
WAM Acquisition GP, Inc.	DE
Columbia Management Investment Services Corp.	MN
IDS Property Casualty Insurance Company	WI
Ameriprise Auto & Home Insurance Agency, Inc.	WI
Ameriprise Insurance Company	WI
RiverSource Distributors, Inc.	DE
RiverSource Life Insurance Company	MN
RiverSource Life Insurance Co. of New York	NY
RiverSource NY REO, LLC	NY
RiverSource REO 1, LLC	MN
RiverSource Tax Advantaged Investments, Inc.	DE

AEXP Affordable Housing Porfolio LLC	DE
Threadneedle Asset Management Holdings Sarl	Luxembourg
TAM Investment Ltd.	UK
Threadneedle Asset Management (Australia) Pty Ltd.	Australia
Threadneedle Asset Management UK Ltd.	UK
TAM UK Holdings Ltd.	UK
Threadneedle Asset Management Holdings Ltd.	UK
Cofunds Holdings Ltd. (20.1%)	UK
Threadneedle Investments Ltd.	UK
Threadneedle Investments (Channel Islands) Ltd.	Jersey
Threadneedle Asset Management (Nominees) Ltd.	UK
ADT Nominees Ltd.	UK
Sackville TIPP Property (GP) Ltd.	UK
Convivo Asset Management Ltd.	UK
Threadneedle Investment Advisors Ltd.	UK
Threadneedle Portfolio Managers Ltd.	UK
Threadneedle Asset Management Finance Ltd.	UK
TMS Investment Ltd. (44.0%)	Jersey
Threadneedle Holdings Ltd.	UK
Threadneedle Asset Management Ltd.	UK
Threadneedle Investment Services Ltd.	UK
Threadneedle International Fund Management Ltd.	UK
Threadneedle Investment Services GmbH	Germany
Threadneedle International Ltd.	UK
Threadneedle Portfolio Services Ltd.	UK
Threadneedle Portfolio Services AG	Switzerland
Threadneedle Navigator ISA Manager Ltd.	UK
Threadneedle Unit Trust Manager Ltd.	UK
Threadneedle Management Services Ltd.	UK
Threadneedle Capital Management Ltd.	UK
Threadneedle Pension Trustees Ltd.	UK
Threadneedle Securities Ltd.	UK
Threadneedle Pensions Ltd.	UK
Sackville (TPEN)	UK
Threadneedle Property Investments Ltd.	UK
Cornbrash Park Management Company Ltd.	UK
Highcross (Slough) Management Ltd.	UK
Sackville UK Property Select II (GP) Ltd.	UK
Sackville SPF IV Property (GP) Ltd.	UK
Sackville TPEN Property (GP) Ltd.	UK
Sackville TPEN Property Nominee Ltd.	UK
Sackville TPEN Property Nominee (2) Ltd.	UK
Sackville Tandem Property (GP) Ltd.	UK
Sackville Tandem Property Nominee Ltd.	UK
Sackville TSP Property (GP) Ltd.	UK
Sackville TSP Property Nominee Ltd.	UK
Sackville Property (GP) Ltd.	UK
Sackville Property (GP) Nominee 1 Ltd.	UK
Sackville Property (GP) Nominee 2 Ltd.	UK

Sackville UK Property Select II (GP) No. 1 Ltd.	UK
Sackville UK Property Select II Nominee (1) Ltd.	UK
Sackville SPF IV (GP) No. 1 Ltd	UK
Sackville SPF IV Property Nom. (1) Ltd.	UK
Sackville SPF IV Property Nom. (2) Ltd.	UK
Sackville SPF IV (GP) No. 2 Ltd	UK
Sackville SPF IV Property Nom. (3) Ltd.	UK
Sackville SPF IV Property Nom. (4) Ltd.	UK
Sackville SPF IV (GP) No. 3 Ltd	UK
Sackville SPF IV Property Nom. (5) Ltd.	UK
Sackville SPF IV Property Nom. (6) Ltd.	UK
Sackville LCW (GP) Ltd (33.3%)	UK
Sackville LCW Sub LP1 (GP) Ltd	UK
Sackville LCW Nominee 1 Ltd.	UK
Sackville LCW Nominee 2 Ltd.	UK
Sackville UKPEC1 Leeds (GP) Ltd.	UK
Sackville UKPEC1 Leeds Nominee 1 Ltd.	UK
Sackville UKPEC1 Leeds Nominee 2 Ltd.	UK
Sackville UKPEC2 Galahad (GP) Ltd.	UK
Sackville UKPEC2 Galahad Nominee 1 Ltd.	UK
Sackville UKPEC2 Galahad Nominee 2 Ltd.	UK
Voyager Park North Management Company Ltd. (97.8%)	UK
Threadneedle International Investments GmbH	Switzerland
Threadneedle Investments Singapore (Pte.) Ltd.	Singapore
Threadneedle Management Luxembourg S.A.	Luxembourg
Threadneedle Portfolio Services Hong Kong Ltd.	HK
Threadneedle Investments Taiwan Ltd.	Taiwan